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                                                                     Exhibit 4.1

                            AMERICAN SEAFOODS COMPANY

            SENIOR SUBORDINATED PROMISSORY NOTE DUE JANUARY 28, 2010

$50,000,000.00                                                New York, New York
                                                                January 28, 2000

          FOR VALUE RECEIVED, AMERICAN SEAFOODS COMPANY, a Washington corporation ("Maker"), promises to pay to NORWAY SEAFOODS ASA ("Norway" or "Payee") or its registered assigns, in the manner and at the place hereinafter provided, on January 28, 2010, the principal sum of (x) FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) plus (y) the aggregate amount of any Additional Principal (as defined below) with respect to this Note.

          Maker also promises to pay interest on the unpaid principal amount of this Note (including any Additional Principal) at 10.0% per annum from the date of issuance hereof until paid in full; provided, however, that any principal
                                       --------  -------
amount, interest, premium or other amount payable hereunder that is not paid when due, whether at stated maturity, by required prepayment, acceleration or otherwise, shall bear interest payable upon demand at 12.0% per annum, compounded semi-annually on each Interest Payment Date (as defined below). Subject to the preceding sentence, interest shall be payable semiannually in arrears on and to January 15 and July 15 of each year, commencing on the first such day to occur after the date of issuance of this Note, and at maturity; provided that if any such day is not a Business Day (this and other capitalized
--------
terms not otherwise defined herein have the meanings provided in Section 6), interest otherwise payable on such day shall be payable on the next succeeding Business Day (each, an "Interest Payment Date"), and such extension of time shall be included in the computation of interest payable on this Note. All computations of interest shall be made on the basis of a 360-day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day).

          Anything contained in this Note to the contrary notwithstanding, during the period commencing on the Initial Issuance Date and ending on the earlier of (x) January 28, 2005 and (y) the date on which Indebtedness under the Senior Bank Credit Agreement is paid in full and the commitments to lend thereunder terminate, Maker shall, to the extent that cash payment of interest on this Note is prohibited under the Senior Bank Credit Agreement, in lieu of paying interest in cash, on the date payment of such interest would otherwise be due, increase the principal amount of this Note in an aggregate amount equal to
(i) during the period from the Initial Issuance Date to and including the date which is one year thereafter, the amount of such accrued and unpaid interest hereon, or (ii) thereafter, 120% of the amount of such accrued and unpaid interest hereon (the amount of each such increase, in the case of either clause
(i) or (ii), being "Additional Principal" with respect hereto), and upon such increase in principal amount such accrued and unpaid interest shall cease to be due and payable at such time and such Additional Principal shall instead be due and payable on the Maturity Date; provided, however, that to the extent
                                  --------  -------
permitted under the Senior Bank Credit Agreement and so long as both immediately before and immediately after making any cash payment of interest on the Notes on a pro forma basis giving effect to such cash payment, the fixed charge coverage ratio of Holdings and its Subsidiaries (determined in accordance with the relevant definitions and covenants in the Senior Bank Credit Agreement) would exceed 125% of the minimum fixed charge coverage ratio required to be maintained at such time under the Senior Bank Credit Agreement, (1) if $50,000,000 or more (but less than $100,000,000) in principal amount of the term loans under the Senior Bank Credit Agreement has been repaid, Maker shall pay up to 33% of the accrued and unpaid interest on the Notes in cash; (2) if $100,000,000 or more (but less than $150,000,000) in principal amount of the term loans under the Senior Bank Credit Agreement has been repaid, Maker shall pay up to 67% of the accrued and unpaid interest on the Notes in cash; and (3) if $150,000,000 or more in principal amount of the term loans under the Senior Bank Credit Agreement has been repaid, Maker shall pay up to 100% of the accrued and unpaid interest on the Notes in cash (it being understood that accrued and unpaid interest as used herein shall not include any Additional Principal with respect to the Notes).

          This Note is issued pursuant to the Transaction Agreement dated as of December 10, 1999 (such agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Transaction Agreement") among Maker, Norway and certain of their respective Affiliates.

SECTION 1. PAYMENTS

          All payments of principal and cash interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to Payee by wire transfer to the following account:

               Den Norske Bank, New York Branch
               ABA#: 02600 5694
               Account Name: Norway Seafoods ASA
               Account #: 27812001
               Reference: American Seafoods Company Note

or at such other place as Payee may direct. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited.

          If more than one Note is outstanding, any payments or prepayments of the Notes (except payments pursuant to an Asset Sale Offer or Change of Control Offer) shall be applied ratably to such Notes in proportion to the respective outstanding principal amounts thereof.

SECTION 2. PREPAYMENTS

     2.1  Optional Prepayments
          ---------------------

          Maker shall have the right at any time and from time to time, upon notice delivered to Holders no later than one Business Day in advance of the date of the proposed prepayment, to prepay the principal amount of the Notes in whole or in part, without premium or penalty.

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     2.2  Mandatory Prepayment From Excess Cash Flow.
          ------------------------------------------

          On the Business Day which is 100 days after the end of each fiscal year of Holdings beginning with the first such Business Day in 2003, Maker shall prepay the Notes outstanding, without premium or penalty and up to the full extent thereof, in an amount equal to the lesser of the amounts described in clauses (i) and (ii) below:

          (i) the lesser of (x) 25% of Excess Cash Flow for the immediately preceding fiscal year of Holdings and (y) $10,000,000; and

          (ii) the amount, if a positive number, determined by subtracting (x) the product of (1) 50% multiplied by (2) the average annual amount of all scheduled principal payments of Indebtedness of Holdings and its Subsidiaries and projected interest expense thereon (determined assuming an interest rate applicable thereto equal to the weighted average of the interest rates applicable to such Indebtedness outstanding on the relevant date of determination) for the period commencing with the year in which the date of determination occurs and ending with (and including) the year of maturity of all Indebtedness under the Senior Bank Credit Agreement, from
     (y) the aggregate unrestricted cash and Cash Equivalents on hand of Holdings and its Subsidiaries (net of the outstanding aggregate principal amount of revolving credit borrowings under the Senior Bank Credit Agreement and any other working capital facility of Holdings or any of its Subsidiaries);

provided, however, that no such prepayment shall be required or made unless such
--------  -------
prepayment is permitted under the Senior Bank Credit Agreement; and provided
                                                                    --------
further, however, that the aggregate amount of any such prepayment made with
-------  -------
respect to the Notes shall be reduced by the aggregate amount of any concurrent prepayment of the Holdings Notes made pursuant to Section 2.2 of the Holdings Notes.

     2.3  Notice of Prepayments
          ---------------------

          Maker shall give notice of the amount of any prepayment of the Notes to Holders at least three Business Days prior to the date of such prepayment. Notice of prepayment having been given as aforesaid, the principal of the Notes shall become due and payable on the prepayment date specified in such notice in the aggregate principal amount specified therein. Any such prepayment shall be accompanied by interest on the principal amount of the Notes being prepaid to the date of prepayment.

SECTION 3. REPRESENTATIONS AND WARRANTIES

          Maker hereby represents and warrants to Payee on the date of issuance of this Note that:

          (i) it is a duly formed and validly existing limited liability company, in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own and operate its properties, to transact the business in which it is now engaged and as proposed to be conducted following consummation of the Transactions and to execute and deliver this Note;

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          (ii) this Note constitutes the duly authorized, legally valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability;

          (iii) all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Note by Maker have been granted; and

          (iv) the execution, delivery and performance by Maker of this Note do not and will not (a) violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the certificate of formation or limited liability company agreement of Maker or (b) result in the creation of any Lien with respect to the property of Maker except as expressly provided by the Security Documents.

SECTION 4. COVENANTS

     4.1  Reports; Board Observer Rights; Compliance Certificate.
          -------------------------------------------------------

     A.   Reports.
          -------

          So long as this Note is outstanding, Maker will furnish to Holders (i) within 45 days after the end of each of the first three fiscal quarters of Holdings' fiscal year, the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income, members' equity and cash flows of Holdings and its Subsidiaries for such fiscal quarter, all in reasonable detail and certified by the chief financial officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (ii) within 90 days after the end of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, members' equity and cash flows of Holdings and its Subsidiaries for such fiscal year, all in reasonable detail and certified by the chief financial officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, together with a report on such consolidated financial statements of independent certified public accountants of recognized national standing selected by Holdings, which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

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          In addition, after any Public Equity Offering, for so long as this
Note is outstanding, Holdings will furnish to Holders (i) all quarterly and annual financial information that is required to be contained in a filing by Holdings with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Holdings and its Subsidiaries and, with respect to the annual information only, a report thereon by Holdings' certified independent accountants and (ii) all current reports that are required to be filed by Holdings and its Subsidiaries with the SEC.

     B.   Board Observer Rights.
          ---------------------

          Prior to the Sell-Down Date, (i) Norway and each other Holder that is an Affiliate of Norway (which Holder may not, in any event, be a business competitor of Holdings Maker or any of its Subsidiaries), collectively, shall have the right to have one representative (who shall be a director, officer or employee of Norway or any Affiliate of Norway, but shall not also be (x) an Affiliate of Norway or (y) a director, officer or employee of any Affiliate of Norway, which in the case of either clause (x) or (y) is a business competitor of Holdings or any of its Subsidiaries) present at all meetings of the Board of Directors of Holdings as a non-voting observer (a "Non-Voting Observer"), it being understood that Norway and such Affiliates, collectively, may from time to time change the designation of such Non-Voting Observer, (ii) Maker shall cause Holdings' Board of Directors to hold at least one meeting in each calendar year, and (iii) Maker shall provide Norway reasonable advance notice of each regular or special meeting of Holdings' Board of Directors and shall supply to Norway all materials provided to the members of such Board of Directors concurrently with the provision of such materials to such members. The right to designate a Non-Voting Observer shall not give Norway, its Affiliates or their Non-Voting Observer any right to designate or be a member of the Board of Directors of Holdings or to have any voting rights with respect to any matters considered by the Board of Directors. Maker shall not be under any obligation to take any action with respect to any proposals made or advice furnished by the Non-Voting Observer. The Non-Voting Observer shall have a duty of confidentiality to Holdings and its Subsidiaries comparable to the duty of confidentiality of a member of the Board of Directors of Holdings, and shall, at the request of Holdings, execute a confidentiality agreement in form and substance reasonably satisfactory to Holdings, as a condition to attending the meetings described above.

     C.   Compliance Certificate.
          ----------------------

          (i) Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Section 4.1 A(ii) above, Maker shall deliver to Holders an Officer's Certificate stating that a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by such financial statements has been made under the supervision of the signing officer and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Maker has taken, is taking and proposes to take with respect thereto.

          (ii) Promptly and in any event within 5 Business Days after any Responsible Officer of Maker obtains knowledge of any Event of Default or Default, Maker shall deliver to Holders an Officer's Certificate specifying the nature and period of existence of such Event of Default or Default and what action. Maker has taken, is taking and proposes to take with respect thereto.

          (iii) Upon the incurrence of any Indebtedness other than Permitted Debt, Maker shall deliver to Holders an Officer's Certificate demonstrating pro forma compliance with the Fixed Charge Coverage Ratio test set forth in the second paragraph of Section 4.5.

          (iv) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 4.1A(ii) above shall be accompanied by a written statement of Holdings' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, no event or condition has come to their attention that would lead them to believe that an Event of Default or Default has occurred under the provisions of Section 4 of the Notes as they relate to financial matters or, if any such event or condition has come to their attention, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such event or condition.

     4.2  Taxes.
          ------

          Maker will cause Holdings and each of its Subsidiaries to pay (or cause the payment thereof before the same shall become delinquent) (a) all material federal, state, local and foreign taxes, assessments and other governmental charges (including withholding taxes and any penalties, interest and additions thereto) imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises and (b) all material lawful claims for labor, materials and supplies, which if unpaid might by law become a Lien upon any property of Holdings or any of its Subsidiaries that would reasonably be expected to produce a Material Adverse Effect; provided that
                                                                   --------
no such tax, assessment or charge need be paid if it is being contested in good faith by appropriate proceedings and adequate reserves have been established in accordance with GAAP for such disputed amounts.

     4.3  Restricted Payments.
          --------------------

          Maker will not permit Holdings or any of its Subsidiaries to directly or indirectly (i) declare or pay any dividend or make any other payment or distribution on account of Holdings' Equity Interests or Equity Interests of any Subsidiary of Holdings that is not a Wholly Owned Subsidiary (including without limitation any payment in connection with any merger or consolidation) or to the direct or indirect holders of any such Person's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of such Person or to Holdings or a Wholly Owned Subsidiary of Holdings); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation in connection with any merger or consolidation) any Equity Interests of Holdings, any Subsidiary of Holdings or any direct or indirect parent of Holdings (other than any purchase, redemption or other acquisition by Holdings or any Wholly Owned Subsidiary of Holdings of any such Equity Interests owned by Holdings or any Wholly Owned Subsidiary of Holdings); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is pari passu with or subordinated to this Note (other than the Notes and the Holdings Notes), except a payment of interest or principal at the Stated Maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments").

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit (1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or distribution or notice of such redemption, if at said date of declaration or notice such payment would have complied with the provisions of the Notes; (2) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated indebtedness of Holdings or any Subsidiary of Holdings or of any Equity Interests of Holdings or any Subsidiary of Holdings in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of, Equity Interests of Holdings (other than Disqualified Stock) or contribution to its common equity capital; provided that
                                                                  --------
the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(2) of the next succeeding paragraph; (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Holdings or any Wholly Owned Subsidiary of Holdings with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (4) the payment of any dividend or similar distribution by a Subsidiary of Holdings to the holders of its common Equity Interests on a pro rata basis; (5) periodic Restricted Payments (directly or indirectly) to the direct or indirect holders of the Equity Interests of Holdings, pro rata in proportion to their ownership interests, in an aggregate amount sufficient to permit each such holder to pay the Theoretical Tax on the amount of taxable income of Holdings and its Subsidiaries for the pertinent period allocated to such direct or indirect holders, without regard to the individual tax status of any such holder; (6) the repurchase, redemption or other acquisition or retirement for not more than fair market value of any Equity Interests of Holdings or the Parent of Holdings held by any member of Holdings' (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or equity option agreement or other agreement to compensate directors or management employees, in each case following termination of employment of any such director or management employee by reason of death, disability, retirement or resignation or following other events customarily requiring or permitting such repurchase, redemption acquisition or retirement, in an aggregate amount not to exceed $500,000 in any 12-month period; (7) any repurchase of Equity Interests deemed to occur upon the exercise of equity options if such Equity Interests represent a portion of the exercise price thereof; (8) Restricted Payments constituting compensation to members of the Boards of Directors of Holdings and its Subsidiaries who are not also members of management of Holdings and its Subsidiaries, in an aggregate amount not to exceed $25,000 per member in any fiscal year of Holdings, together with reimbursement of reasonable out-of-pocket expenses of such members; (9) distributions on or about the Initial Issuance Date to fund the Transactions;
(10) on or after the Sell-Down Date, the declaration or payment of dividends or similar distributions on the Equity Interests of Holdings following a Public Equity Offering, in an amount not exceeding the net cash proceeds received by or contributed to Holdings from such Public Equity Offering, for the purposes of funding the repurchase or redemption of Equity Interests of the Parent of Holdings held by Persons holding such Equity Interests prior to such Public Equity Offering; provided that the amount of any
                                                --------
such net cash proceeds that are utilized for any such dividends or similar distributions shall be excluded from clause (c)(2) of the immediately succeding paragraph; and (11) distributions to the extent necessary to permit the Parent of Holdings to pay general administrative costs and expenses incurred as the Parent of Holdings and not as the Parent of any other Person or in connection with any of such Parent's other business activities.

          In addition to any Restricted Payment permitted under the immediately preceding paragraph, on and after the Sell-Down Date Holdings and its Subsidiaries shall be permitted to make any other Restricted Payment if, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of Section 4.5 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Subsidiaries after the Initial Issuance Date (excluding Restricted Payments permitted by clauses (2),
(3), (4), (5), (6), (7), (8), (9) and (10) of the immediately preceding paragraph), is less than the sum, without duplication, of (1) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Initial Issuance Date to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by Holdings since the Initial Issuance Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Holdings (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock that have been converted into or exchanged for such Equity Interests or from the issuance or sale of convertible or exchangeable debt securities of Holdings that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Holdings).

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Holdings or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined in good faith by the Board of Directors of Holdings.

     4.4  Dividend and Other Payment Restrictions Affecting Subsidiaries.
          ---------------------------------------------------------------

          Maker will not permit Holdings any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to Holdings or any Subsidiary of Holdings, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Holdings or any Subsidiary of Holdings; (ii) make loans or advances to Holdings or any Subsidiary of Holdings; or (iii) transfer any of its properties or assets to Holdings or any Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of: (a) Existing Indebtedness and the Senior Bank Credit Agreement, in each case as in effect on the Initial Issuance Date; (b) the Notes and the Holdings Notes; (c) applicable law; (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by Holdings or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices and other agreements or instruments arising or agreed to in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease, license, conveyance or other contract; (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (iii) of this paragraph; (g) any agreement for the sale or other disposition of a Subsidiary of Holdings or assets of a Subsidiary of Holdings that restricts distributions by such Subsidiary pending its sale or other disposition, and any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings or any Subsidiary of Holdings entered into in compliance with the provisions of the Notes; (h) other Indebtedness permitted to be incurred subsequent to the Initial Issuance Date pursuant to the provisions of Section 4.5, provided that
                                                                 --------
such restrictions are no more restrictive than those contained in the Senior Bank Credit Agreement; (i) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.8 that limit the right of Holdings or any of its Subsidiaries to dispose of the assets subject to such Lien; (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (k) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis; and (l) any encumbrances or restrictions imposed by any amendments, supplements, modifications, restatements, renewals, increases, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in the preceding clauses (a) through (k), provided that such
                                                      --------
contracts, instruments and obligations, after giving effect to such amendments, supplements, modifications, restatements, renewals, increases, refundings, replacements or refinancings, are no more restrictive with respect to such dividend and other payment restrictions, taken as a whole, than prior to such amendments, supplements, modifications, restatements, renewals, increases, refundings, replacements or refinancings.

     4.5  Incurrence of Indebtedness and Issuance of Preferred Stock.
          ----------------------------------------------------------

          Maker will not permit Holdings or any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including without limitation Acquired
Debt), and will not permit Holdings to issue any Disqualified Stock and will not permit any of Holdings' Subsidiaries to issue any shares of preferred equity (other than preferred equity issued to Holdings or any Wholly Owned Subsidiary of Holdings); provided, however, that the foregoing will not prohibit the
              --------  -------
incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by Holdings and its Subsidiaries of Indebtedness under the Senior Bank Credit Agreement; provided that the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries outstanding under the Senior Bank Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Holdings or any of its Subsidiaries thereunder) does not exceed $310,000,000 plus the amount of any accrued and unpaid interest, fees and all other amounts owing under the Senior Bank Credit Agreement refinanced (and the amount of reasonable expenses incurred in connection therewith) pursuant to any refinancing or restructuring of the Senior Bank Credit Agreement less (A) the aggregate amount of all optional or mandatory principal payments actually made by Holdings or any of its Subsidiaries after the Initial Issuance Date in respect of term loans under the Senior Bank Credit Agreement (excluding any such principal payments to the extent the amounts so repaid are refinanced concurrently with such repayment pursuant to a permitted amendment, restatement, refinancing, renewal, refunding, replacement or restructuring included in the definition of "Senior Bank Credit Agreement") and (B) any repayments of revolving credit borrowings under the Senior Bank Credit Agreement that are accompanied by a corresponding commitment reduction thereunder; and provided further, that the amount of Indebtedness permitted to be incurred under the Senior Bank Credit Agreement in accordance with this clause (i) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Senior Bank Credit Agreement in reliance on, and in accordance with, clauses (viii) and
     (x) below;

          (ii) the incurrence by Holdings and its Subsidiaries of Existing Indebtedness so long as such Existing Indebtedness remains outstanding;

          (iii) the incurrence by Holdings of Indebtedness represented by the Holdings Notes (including without limitation any additions to the principal amount of the Holdings Notes pursuant to the terms thereof), the incurrence by Maker (or any successor thereto permitted hereunder) of Indebtedness represented by the Notes, and the incurrence by Holdings of Indebtedness represented by the Holdings Guaranty;

          (iv) the incurrence by Holdings or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under the second paragraph of this Section 4.5 or any provision (other than clause
     (v)) of this paragraph;

          (v) the incurrence by Holdings or any of its Wholly Owned Subsidiaries of intercompany Indebtedness between or among Holdings and any of its Wholly Owned Subsidiaries or Indebtedness of Holdings to any Subsidiary of Holdings that is not a Wholly Owned Subsidiary; provided that any such
                                                     --------
     Indebtedness owed by any Subsidiary to Holdings or to any other Subsidiary shall be unsecured; and provided further, that (a) any subsequent issuance
                             -------- -------
     or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Wholly Owned Subsidiary thereof and (b) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings or a Wholly Owned Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Subsidiary, as the case may be, that was not permitted by this clause (v);

          (vi) the incurrence by Holdings or any of its Subsidiaries of (a) Hedging Obligations of the type described in clause (i) of the definition thereof that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted to be incurred and outstanding pursuant to the terms hereof and (b) Hedging Obligations of the type described in clause (ii) of the definition thereof that are incurred for the purpose of fixing or hedging currency risk; provided that such Hedging Obligations are, in the good faith judgment of
     --------
     Holdings, entered into to protect Holdings and its Subsidiaries from fluctuations in currency values or interest rates on its outstanding Indebtedness, as the case may be;

          (vii) the guarantee by any Subsidiary of Holdings of Indebtedness of any other Subsidiary of Holdings that was permitted to be incurred under another provision of this Section 4.5;

          (viii) the incurrence of Indebtedness to finance (a) Consolidated Capital Expenditures permitted pursuant to Section 4.15 and (b) acquisitions constituting Permitted Investments under clause (xiii) of the definition of Permitted Investments;

          (ix) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends or similar distributions on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of Holdings as accrued;

          (x) the incurrence by Holdings or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $31,000,000 (which amount may, but need not, be incurred in whole or in part under the Senior Bank Credit Agreement);

          (xi) obligations in respect of insurance premium financing and performance and. surety bonds and completion guarantees provided by Holdings or any of its Subsidiaries, in each case in the ordinary course of business; and

          (xii) Indebtedness consisting of indemnification obligations, purchase price adjustment obligations or earn out or other similar obligations, in each case incurred or assumed in connection with Asset Sales or other dispositions of assets of any of Holdings' Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that (a) such Indebtedness is not reflected on the balance sheet of Holdings or any of its Subsidiaries (contingent obligations referred to in a footnote or footnotes to financial statements shall not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Holdings and its Subsidiaries in connection with such disposition.

          In addition to any Indebtedness permitted to be incurred under clauses
(i) through (xii) of the immediately preceding paragraph, on and after the Sell-Down Date Holdings and any of its Subsidiaries may incur Indebtedness (including without limitation Acquired Debt), and Holdings may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.50 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) of the first paragraph of this Section 4.5, or is otherwise entitled to be incurred pursuant to the second paragraph of this covenant, Holdings will be permitted, in its sole discretion, to classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends or similar distributions on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed
--------
Charges of Holdings as accrued; (x) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of liability in respect thereof determined in accordance with GAAP; and (y) the maximum amount of Indebtedness that Holdings and its Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

     4.6  Asset Sales.
          -----------

          Maker will not permit Holdings or any of its Subsidiaries to consummate an Asset Sale unless (i) Holdings (or the relevant Subsidiary of Holdings, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (as determined in good faith by

Holdings' Board of Directors); (ii) at least 75% of the consideration therefor received by Holdings or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on
             --------
Holdings' or such Subsidiary's most recent balance sheet) of Holdings or any such Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes and the Holdings Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holdings and each of its Subsidiaries from further liability, and
(b) any notes or other obligations received by Holdings or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Holdings or such Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for the purposes of this provision; and (iii) within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdings shall apply, or shall cause its Subsidiaries to apply, such Net Proceeds at its option to any of the following: (1) to permanently repay Senior Debt; (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, if the Investment in such Capital Stock is a Permitted Investment; (3) to make a capital expenditure otherwise permitted hereunder; (4) to acquire other assets that are used or useful in a Permitted Business; or (5) a combination of any of the applications described in the preceding clauses (1) through (4). Pending the final application of any such Net Proceeds, Holdings or its Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited hereunder. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence will constitute Excess Proceeds as of the 366th day after the relevant Asset Sale or such earlier date as the Board of Directors of Holdings or of the relevant Subsidiary of Holdings determines not to apply the relevant Net Proceeds as provided in the preceding sentence (such 366th day or earlier date (except as provided in the immediately succeeding paragraph) being an "Asset Sale Offer Trigger Date"). On any Asset Sale Offer Trigger Date, Maker will make an offer to redeem (an "Asset Sale Offer") on a date (an "Asset Sale Offer Payment Date") not less than 30 nor more than 45 days following the applicable Asset Sale Offer Trigger Date from Holders that amount of Notes equal to the maximum principal amount of the Notes that may be redeemed out of the Excess Proceeds, at a redemption price (the "Asset Sale Offer Price") equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration
          --------  -------
received by Holdings or any of its Subsidiaries, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interests received with respect to any such non-cash consideration), then the cash proceeds of such conversion or disposition (less expenses or costs of such conversion or disposition) shall be deemed Net Proceeds received on such date and shall be applied in accordance with this covenant. On the relevant Asset Sale Offer Payment Date, Maker shall pay, or shall cause its relevant Subsidiary to pay, in cash to those Holders which have notified (which notice shall be irrevocable when received) Maker at least one Business Day prior thereto of their election to require Maker to repurchase their Notes and tendered such Notes for payment, the lesser of (x) the Excess Proceeds amount and (y) that amount of Notes so tendered. Automatically upon such payment and without further action by Maker or any Holder, that principal amount of the Notes tendered and the interest thereon which can be prepaid with such payment (at a price equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase) shall be deemed paid and cancelled (if the aggregate principal amount of Notes so tendered by Holders exceeds the amount of Excess Proceeds, Maker shall prepay such tendered Notes on a pro rata basis with and to the extent of such Excess Proceeds). If any Excess Proceeds remain after consummation of an Asset Sale Offer, Maker may use such Excess Proceeds for any purpose not otherwise prohibited hereunder. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Promptly thereafter, Maker shall execute and deliver to each Holder which validly tendered Notes in connection with such Asset Sale Offer a new promissory note (identical in all respects to the Note tendered by such Holder except for the date of issuance and the principal amount thereof) equal in principal amount to any unpaid portion of such tendered Note, if any. Notwithstanding anything herein to the contrary, (A) if any Holder tenders all or any portion of the Notes pursuant to an Asset Sale Offer, such Holder shall also tender, in accordance with the provisions of Section 4.6 of the Holdings Notes, a ratable portion of the Holdings Notes pursuant to the Asset Sale Offer (under and as defined in the Holdings Notes) which relates to the same Excess Proceeds, (B) if Holdings is required under the first paragraph (excluding the ultimate sentence) of Section 4.6 of the Holdings Notes to apply any portion of Excess Proceeds to prepay Indebtedness under the Holdings Notes, then the aggregate amount of such Excess Proceeds which are required to be applied to prepay the Notes pursuant to the preceding sentences of this Section 4.6 may be reduced by Maker in its sole discretion, so long as Excess Proceeds in an amount equal to the amount of such reduction are concurrently applied to prepay the Holdings Notes pursuant to Section 4.6 of the Holdings Notes, and (C) any Asset Sale Offer Payment Date under the Notes with respect to any Excess Proceeds shall be the same date as the "Asset Sale Offer Payment Date" under and as defined in the Holdings Notes with respect to the same Excess Proceeds.

          Notwithstanding the immediately preceding paragraph, Holdings and its Subsidiaries (A) will be permitted to consummate an Asset Sale without complying with such paragraph to the extent (i) at least 80% of the consideration for such Asset Sale constitutes assets described in clauses (2) and (4) of the immediately preceding paragraph or similar assets (such assets being "Replacement Assets") and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by
--------
Holdings or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the preceding paragraph; and (B) will not be required, on and after the Sell-Down Date, to make an Asset Sale Offer until the amount of Excess Proceeds exceeds $10,000,000, and on and after such Sell-Down Date the term "Asset Sale Offer Trigger Date" shall mean any date on which Excess Proceeds exceed such amount.

     4.7  Transactions with Affiliates.
          ----------------------------

     A. Maker will not permit Holdings or any of its Subsidiaries to, directly or indirectly, enter into, renew, extend or permit to occur any transaction, series of related transactions or arrangement (including without limitation the purchase, sale, lease or exchange of any property or assets or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $250,000 (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 4.7B below and (y) Affiliate Transactions on terms no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of Holdings; provided
                                                                       --------
that if such Affiliate Transaction involves aggregate payments by Holdings and its Subsidiaries in excess of $1,000,000, Maker shall deliver to Holders either
(x) an

Officer's Certificate certifying that such transaction complies with the foregoing provisions and has been approved by majority of the Board of Directors of Holdings or (y) an opinion as to the fairness of such Affiliate Transaction to Holdings and its Subsidiaries from a financial point of view, issued by an accounting, appraisal or investment banking firm of national standing.

     B. The foregoing restrictions shall not apply to (i) reasonable compensation (including but not limited to compensation in the form of equity or option issuances) paid to officers and employees of Holdings or any Subsidiary of Holdings, and reasonable indemnity provided on behalf of officers, directors and employees of Holdings or any Subsidiary of Holdings, as determined in good faith by Holdings' Board of Directors or senior management; (ii) transactions exclusively between or among Holdings and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries, provided such
                                                                --------
transactions are not otherwise prohibited by the terms of the Notes; (iii) any agreement (including without limitation any equity holder agreement, registration rights agreement or purchase agreement related thereto) as in effect as of the Initial Issuance Date and disclosed on Schedule I annexed hereto or any amendment or replacement to any such agreement so long as any such amendment or replacement agreement is not more disadvantageous to the interests of Holders in any material respect than the original agreement as in effect on the Initial Issuance Date; (iv) Restricted Payments otherwise permitted by the terms of the Notes; (v) payments or loans to employees that are approved by the Board of Directors of Holdings in good faith and not otherwise prohibited by the terms of the Notes; (vi) community development quota agreements; and (vii) transactions permitted by, and complying with, Section 4.3 or 4.13 hereof.

     4.8  Liens.
          -----

          Maker will not permit Holdings or any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

     4.9  Conduct of Business.
          -------------------

          Maker will not permit Holdings or any of its Subsidiaries to engage in any businesses a majority of whose revenues are not derived from the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which Holdings and its Subsidiaries are engaged on the Initial Issuance Date.

     4.10 Existence.
          ---------

          Maker will cause Holdings and each of its Subsidiaries to at all times preserve and keep in full force and effect its existence as a corporation, limited liability company or partnership, as the case may be, and all rights, licenses and franchises material to its and each of its Subsidiaries' businesses; provided, however, that neither Holdings nor any of its Subsidiaries
            --------- -------
shall be required to preserve any such right, license or franchise if the Board of Directors of Holdings or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Holdings, such Subsidiary or

Holders; and provided further, that nothing in this Section shall prohibit any
             -------- -------
transaction permitted under Section 4.13 or under Section 4.13 of the Holdings Notes.

     4.11 Offer to Redeem Upon Change of Control.
          ---------------------------------------

     A. Upon the occurrence of a Change of Control, Holders will have the right to require Maker to redeem all or any portion (equal to $1,000 or an integral multiple thereof) of the Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 100% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest thereon, if any, to the date of redemption. Within 30 days following any Change of Control, Maker will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to redeem the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required hereby and described in such notice.

     B. On the relevant Change of Control Payment Date, Maker will, to the extent lawful, pay to those Holders which have notified (which notice shall be irrevocable when received) Maker at least two Business Days prior thereto of their election to require Maker to redeem their Notes and tendered such Notes for payment, the Change of Control Payment with respect to that amount of Notes so tendered. Automatically upon such payment and without further action by Maker or any Holder, that principal amount of the Notes tendered and the interest thereon shall be deemed paid and cancelled. Promptly thereafter, Maker shall execute and deliver to each Holder which validly tendered Notes in connection with such Change of Control Offer a new promissory note (identical in all respects to the Note tendered by such Holder except for the date of issuance and the principal amount thereof) equal in principal amount to any untendered portion of such Notes, if any portion of such Notes was specified as untendered by such Holder.

          Prior to the mailing of any notice required under this Section 4.11; but in any event within 90 days following any Change of Control, Maker will, or will cause its Subsidiaries to, either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the redemption of the Notes as provided above in this Section 4.11. Maker will first comply with this covenant before it will be required to redeem any of the Notes pursuant to the provisions described herein. Maker's failure to comply with the immediately preceding sentence shall constitute an Event of Default described in Section 5.3 and not Section 5.2.

     C. Notwithstanding anything to the contrary in this Section 4.11, Maker will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 and redeems (in accordance with, and subject to the limitations contained in, this Section 4.11) those Notes validly tendered for redemption pursuant to such Change of Control Offer.

     D. If any Holder tenders all or any portion of the Notes pursuant to a Change of Control Offer, such Holder shall also tender, in accordance with the provisions of Section 4.11 of the Holdings Notes, a ratable portion of the Holdings Notes pursuant to any concurrent Change of Control Offer under and as defined in the Holdings Notes. Notwithstanding anything herein to the contrary, any Change of Control Payment Date under the Notes with respect to any Change of Control shall be the same date as the "Change of Control Payment Date" under and as defined in the Holdings Notes with respect to such Change of Control.

     4.12 No Senior Subordinated Debt.
          ----------------------------

          Maker will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is expressly subordinate or junior in right of payment to any Senior Debt of Maker and expressly senior in any respect in right of payment to the Notes.

     4.13 Merger, Consolidation or Sale of Assets.
          ----------------------------------------

          Maker will not consolidate or merge with or into (whether or not Maker is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) Maker is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than Maker) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than Maker) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Maker under the Notes; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) immediately after such transaction on a pro forma basis, Maker or the resulting surviving or transferee Person could incur at least $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.5. Nothing in this Section shall prohibit Maker from contributing or otherwise transferring all or substantially all of its operating assets to Company without Company's assumption of any of the obligations of Maker under the Notes.

     4.14 Successor Person Substituted.
          -----------------------------

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Maker in accordance with the first sentence of Section 4.13 hereof, the successor Person formed by such consolidation or into or with which Maker is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Note referring to "Maker" shall refer instead to the successor Person and not to Maker), and may exercise every right and power of Maker under the Notes with the same effect as if such successor Person had been named as Maker herein; provided, however, that the predecessor
                                       --------  -------
Maker shall not be relieved from its obligation to pay the Obligations under this Note except in the case of a sale of all of Maker's assets that meets the requirements of the first sentence of Section 4.13.

     4.15 Capital Expenditures.
          ---------------------

          Prior to the Sell-Down Date, (i) Maker will not permit Holdings or any of its Subsidiaries to make or incur Consolidated Capital Expenditures other than (a) Consolidated Capital Expenditures made or incurred in the ordinary course of business and (b) Consolidated Capital Expenditures (x) of a nature substantially consistent with the nature of capital expenditures made or incurred by the businesses acquired pursuant to the Transaction Agreement, as such businesses were conducted on or prior to the Initial Issuance Date, or (y) otherwise necessary for the proper conduct of the businesses of Holdings and its Subsidiaries, and (ii) Maker will not permit Holdings or any of its Subsidiaries to loan, advance or contribute to, or make Consolidated Capital Expenditures on behalf of, Frionor in an aggregate amount greater than $2,000,000 in any fiscal year of Holdings and its Subsidiaries (such amount being the "Permitted Frionor Expenditures Amount" with respect to any such fiscal year); provided, however,
                                                            --------  -------
that the Permitted Frionor Expenditures Amount with respect to any such fiscal year shall be increased by an amount (not exceeding $1,000,000) equal to the unused portion of the Permitted Frionor Expenditures Amount from the immediately preceding fiscal year.

     4.16 Additional Collateral.
          ----------------------

          A. Promptly after the payment in full of all Obligations with respect to the Senior Bank Credit Agreement (including any refinancings thereof) and the termination of all commitments to lend thereunder, if the Sell-Down Date shall not have occurred Maker will cause Holdings and each of its Subsidiaries to promptly execute such guarantees or other agreements, documents and instruments as shall be mutually acceptable to Maker and Majority Holders, and to take all such further actions as may be necessary or, in the reasonable opinion of Majority Holders, desirable to create in favor of Holders a valid and perfected first priority Lien on all of the Equity Interests of each Subsidiary of Holdings (other than Equity interests of foreign Subsidiaries of Holdings to the extent such Lien would result in material adverse tax consequences to Holdings or any of its Subsidiaries) which are held by Holdings or any of its Subsidiaries to secure the Obligations of Maker with respect to the Notes.

          B. Prior to the Sell-Down Date, Maker shall, upon reasonable request of Majority Holders, exercise commercially reasonable efforts to (i) identify, and obtain Liens in favor of Holders on, other unencumbered material assets of Holdings and its Subsidiaries, pursuant to arrangements and agreements mutually acceptable to Maker and Majority Holders and (ii) obtain the cooperation of other persons whose cooperation is necessary and/or desirable in obtaining such Liens.

          C. Notwithstanding anything to the contrary contained in the Notes or the Security Documents, (i) Maker shall not be required under this Section 4.16 to grant (or to cause Holdings or any of its Subsidiaries to grant) to any Holder or to the Holders a security interest in Equity Interests of any Subsidiary of Holdings or in any other assets of Holdings or any of its Subsidiaries if and to the extent that the granting of such security interest would, in the reasonable opinion of Maker, cause Holdings or any of its Subsidiaries to lose its status as a Person eligible to own a vessel with a fishery endorsement (any such Person being an "Eligible Person") under the standards of subsections 12102(a) and 12102(c)(l) and (2) of title 46 of the

United States Code (as amended by the American Fisheries Act) and any regulations thereunder or relevant thereto, all as effective on or after October 1, 2001 (whether the date of determination is before or after such date), or under any analogous provisions of any successor statutes or regulations, and
(ii) if and to the extent that there is, at any time after the Initial Issuance Date, a final determination by the United States Maritime Administration or by any other responsible governmental authority that a Lien on any asset (including without limitation Equity Interests of any Subsidiary of Holdings) or a right of any Holder or Holders that shall, in either case, have been granted under any Security Document or (solely in the case of a right to obtain a Lien) under the Notes would cause Holdings or any of its Subsidiaries to lose its status as an Eligible Person, such Lien or the grant of such right, as the case may be, shall automatically and immediately be null and void ab initio, and of no force and effect whatsoever; provided that, in such event, Maker and Holders shall
                   --------
negotiate in good faith to amend the relevant Security Documents to effectuate (in a manner consistent with such determination) the purposes of such Security Documents.

SECTION 5. EVENTS OF DEFAULT

     If any of the following conditions or events ("Events of Default") shall occur:

     5.1  Failure to Make Interest Payments When Due.
          -------------------------------------------

          Failure to pay interest on any of the Notes when the same becomes due and payable if the default continues for a period of thirty (30) days, whether or not such payment shall be prohibited by Section 7 hereof; or

     5.2  Failure to Make Principal or Premium Payments When Due.
          -------------------------------------------------------

          Failure to pay the principal of or any premium on any of the Notes when such principal or premium becomes due and payable, at maturity, upon redemption or otherwise (including without limitation the failure to make a payment to redeem Notes tendered pursuant to a Change of Control Offer or Asset Sale Offer), whether or not such payment shall be prohibited by Section 7 hereof; or

     5.3  Other Defaults Under Loan Documents; Breach of Warranty.
          --------------------------------------------------------

          A default in the observance or performance of any other covenant or agreement contained herein if the default continues for a period of 30 days after Maker receives written notice specifying the default (and demanding that such default be remedied) from any Holder or Holders; or

     5.4  Default in Other Agreements.
          ----------------------------

          Failure to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of Holdings or any of its Subsidiaries or the acceleration of the maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10,000,000 or more at any time; or an "Event of Default" under and as defined in the Holdings Notes shall occur and be continuing; or

     5.5  Judgments and Attachments.
          --------------------------

          One or more judgments in an aggregate amount in excess of $10,000,000 shall have been rendered against Holdings or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

     5.6  Voluntary Bankruptcy; Appointment of Receiver, etc.
          ---------------------------------------------------

          Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

          (i) commences a voluntary case;

          (ii} consents to the entry of an order for relief against it in an involuntary case;

          (iii) consents to the appointment of a custodian of it for all or substantially all of its property,

          (iv) makes a general assignment for the benefit of its creditor; or

          (v) generally is not paying its debts as they become due; or

     5.7  Involuntary Bankruptcy; Appointment of Receiver, etc.
          -----------------------------------------------------

          A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

          (ii) appoints a custodian of Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

          (iii) orders the liquidation of Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days; or

     5.8  Repudiation of Obligations.
          ---------------------------

          At any time after the execution and delivery thereof, Maker shall contest the validity or enforceability of the Notes in writing or deny in writing that it has any further liability under the Notes:

THEN (i) upon the occurrence of any Event of Default described in Section 5.6 or 5.7, this Note shall automatically become immediately due and payable, and (ii) upon the occurrence and during the continuation of any other Event of Default, Majority Holders may declare all or any ratable portion of the Notes to be, and the same shall forthwith become, immediately due and payable. If all or any portion of the Notes shall be declared to be immediately due and payable because an Event of Default has occurred and is continuing as a result of the acceleration of the maturity of Indebtedness as described in Section 5.4, the declaration that all or any portion of the Notes be immediately due and payable pursuant to clause (ii) above shall be automatically annulled if the holders of such Indebtedness described in Section 5.4 have rescinded the declaration of acceleration in respect of such Indebtedness within 45 days of the date of such acceleration and if (x) the annulment of the acceleration of this Note would not conflict with any judgment or decree of a court of competent jurisdiction and
(y) all existing Events of Default except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

          Majority Holders may waive any existing Default or any Event of Default and its consequence under the Notes, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, this Note.

SECTION 6. DEFINITIONS

          The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):

          "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise; provided that beneficial ownership of 10 % or more of
                         --------
the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

          "American Fisheries Act" means the American Fisheries Act, Title II of Division C of P.L. 105-277 (Oct. 21, 1998), or any successors or supplements thereto, as amended from time to time.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer by Holdings or any of its Subsidiaries to any Person other than Holdings or a Subsidiary of Holdings of
(a) any Equity Interests of any Subsidiary of Holdings or (b) any other property or assets of Holdings or any Subsidiary of Holdings other than in the ordinary course of business (including without limitation sales of inventory in the ordinary course of business); provided, however, that Asset Sales shall not
                              --------  -------
include (i) a transaction or series of related transactions involving Equity Interests, property or assets having an aggregate fair market value of less than $1,000,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Maker as permitted by Section 4.13 hereof or any disposition that constitutes a Change of Control, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry,
(v) the licensing of intellectual property, (vi) disposals or replacements of obsolete, uneconomical, negligible, worn out, used or surplus property in the ordinary course of business, (vii) the sale, lease, conveyance, disposition or other transfer by Holdings or any Subsidiary of Holdings of assets or property to one or more Subsidiaries of Maker in connection with Investments permitted by
Section 4.3 hereof, and (viii) any transaction not constituting an "Asset Sale" under and as defined in the Holdings Notes.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Bankruptcy Law" means the Bankruptcy Code or any similar foreign, federal or state law for the relief of debtors.

          "Board of Directors" means (i) with respect to any corporation, the board of directors of such corporation, and (ii) with respect to any limited liability company, the board of directors of its managing member.

          "Business Day" means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

          "Capital Lease" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, would be required to be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full
                                                     --------
faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having combined capital and surplus and undivided profits in excess of $100,000,000; (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and
(iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having a credit rating of at least P-2 from Moody's Investors Services, Inc. or a credit rating of at least A-2 from Standard & Poor's Ratings Group and in each case maturing within one year after the date of acquisition; and (vi) money market or mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

          "Centre Entities" means, collectively, ASC Management, Inc., a Delaware corporation; Centre Capital Investors III, L.P.; Centre Capital Individual Investors III, L.P.; Centre Capital Tax-Exempt Investors III, L.P.; Centre Capital Offshore Investors III, L.P.; Centre Capital Partners Coinvestments III, L.P.; Coastal Villages Pollock LLC; SF Partners XXIV, LLC; Bernt O. Bodal; Jeffrey W. Davis; Michael J. Hyde; Hallvard Muri; Amy Wallace; and Inge Andreassen.

          "Change of Control" means the occurrence of any of the following: (i) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (other than the Centre Entities) shall become the owner, directly or indirectly, beneficially or of record, of Equity Interests of Holdings representing more than 35% (on a fully diluted basis) of the aggregate ordinary voting power represented by all of the issued and outstanding Equity Interests of Holdings; or (ii) a majority of seats (other than vacant seats) on the Board of Directors of Holdings cease to be occupied by Persons who either
(a) were members of such Board of Directors on the Initial Issuance Date (after giving effect to the Transactions) or (b) were nominated for election by such Board of Directors, a majority of whom were members of such Board of Directors on the Initial Issuance Date (after giving effect to the Transactions) or whose election or nomination for election was previously so approved; or (iii) the Centre Entities shall own, directly or indirectly, beneficially or of record, Equity Interests of Holdings in the aggregate representing a lesser percentage (on a fully diluted basis) of the aggregate ordinary voting power represented by all of the issued and outstanding Equity Interests of Holdings than any other holder of such Equity Interests, including any Group; or (iv) the Centre Entities shall own, directly or indirectly, beneficially or of record, Equity Interests of Holdings in the aggregate representing less than 25% (on a fully diluted basis) of the aggregate ordinary voting power represented by all of the issued and outstanding Equity Interests of Holdings.

          "Company" means American Seafoods Group LLC, a Delaware limited liability company.

          "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including without limitation that portion of Capital Leases which is capitalized on the consolidated balance sheet of Holdings and its Subsidiaries) by Holdings and its Subsidiaries during that period that, determined in conformity with GAAP, are included in "purchases of property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries.

          "Consolidated Cash Flow" means, with respect to any Person for any period, (i) the Consolidated Net Income of such Person and its Subsidiaries for such period plus, in each case to the extent deducted in computing such
            ----
Consolidated Net Income, (ii) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, plus (iii) provision for
                                                    ----
taxes based on income or profits of such Person and its Subsidiaries for such period, plus (iv) consolidated interest expense of such Person and its
        ----
Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including without limitation amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), plus (v) depreciation, amortization
                                          ----
(including without limitation amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period plus (vi) other
                                                            ----
non-recurring expenses incurred in connection with the Transactions which are paid within one year after consummation of the Transactions, minus (vii)
                                                             -----
non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case on a consolidated basis and determined in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the
                                                        --------
Net Income (or loss) of any Person that is not a Wholly Owned Subsidiary of such specified Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof; (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equity holders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Bank Credit Agreement or under Hedging Obligations otherwise permitted hereunder, entered into by Holdings or any of its Subsidiaries with lenders (or affiliates of such lenders) under, and in respect of Indebtedness under, the Senior Bank Credit Agreement, and (ii) after payment in full of all Indebtedness outstanding under the Senior Bank Credit Agreement and the termination of all commitments to lend thereunder, any other Senior Debt permitted hereunder the principal amount of which is $25,000,000 or more and that has been designated by Holdings as "Designated Senior Debt."

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Holdings to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that neither Holdings nor any Subsidiary of Holdings may repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.3 of this Note.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Event of Default" means any of the events set forth in Section 5.

          "Excess Cash Flow" has the meaning assigned to that term or its equivalent term in the Senior Bank Credit Agreement.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Existing Indebtedness" means Indebtedness of Holdings and its Subsidiaries in existence on the Initial Issuance Date, until such amounts are repaid.

          "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of (x) the Consolidated Cash Flow of such Person and its Subsidiaries for such period to (y) the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred Capital Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred Capital Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio (i) acquisitions that have been made by the specified Person or any of its Subsidiaries, including without limitation through mergers or consolidations and including without limitation any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date.

          "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including without limitation amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus (ii) the consolidated interest of such Person and
                        ----
its Subsidiaries that was capitalized during such period.

          "Frionor" means American Seafoods International LLC and its Subsidiaries.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards

Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect, from time to time.

          "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including without limitation by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, and (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect such Person against fluctuations in currency values.

          "Holder" or "Holders" means, at any time, those holders of Notes then registered as holders in the Register.

          "Holdings" means American Seafoods Holdings LLC, a Delaware limited liability company, and any successors thereto permitted hereunder.

          "Holdings Guaranty" means the guaranty agreement entered into by Holdings as of the Initial Issuance Date, as such guaranty agreement may be amended, supplemented or otherwise modified from time to time.

          "Holdings Noteholder" means any "Holder" as defined in the Holdings Notes.

          "Holdings Notes" means, collectively, (i) the original promissory note in the initial principal amount of $45,000,000 issued by Holdings to Norway pursuant to the Transaction Agreement on the Initial Issuance Date, and (ii) any other promissory notes issued by Maker pursuant to the provisions of any promissory note referred to in clause (i) or this clause (ii), in each case as such promissory notes may be amended, supplemented or otherwise modified from time to time.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Initial Issuance Date" means January 28, 2000.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including without limitation Affiliates) in the forms of direct or indirect loans (including without limitation guarantees of Indebtedness or other obligations, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If Holdings or any Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Holdings, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.3.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including without limitation any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Majority Holders" means, at any time, Holders who are reflected in the Register as holding more than 50% in aggregate principal amount of the Notes then outstanding.

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole, or (ii) the material impairment of the ability of Maker to perform, or of Holders to enforce, any material Obligations with respect to the Notes.

          "Maturity Date" means January 28, 2010.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of dividends or similar distributions on preferred Capital Stock, excluding, however (i) any gain (but not loss),
                         ---------  -------
together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by Holdings or any of its Subsidiaries in respect of any Asset Sale (including without limitation any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including without limitation legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

          "Note" means this Senior Subordinated Promissory Note Due January 28, 2010, as it may be amended, supplemented or otherwise modified from time to time, and "Notes" means, collectively, (i) this Note, (ii) if this Note is not the original promissory note in the initial principal amount of $50,000,000 issued by Maker to Norway pursuant to the Transaction Agreement on the Initial Issuance Date, such original promissory note, as amended, supplemented or otherwise modified from time to time, and (iii) any other promissory notes issued by Maker pursuant to the provisions of this Note or any other Note, as such promissory notes may be amended, supplemented or otherwise modified from time to time.

          "Obligations" means any principal, interest, penalties, fees, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer's Certificate" means, as applied to any corporation or limited liability company, a certificate executed on behalf of such Person by a Responsible Officer of such Person.

          "Parent" means, with respect to any specified Person, a Person holding a majority of the outstanding Equity Interests of such specified Person.

          "Permitted Business" means any business that derives a majority of its revenues from activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which Holdings and its Subsidiaries are engaged on the Initial Issuance Date.

          "Permitted Investments" means (i) any Investment in Holdings or in a Wholly Owned Subsidiary of Holdings; (ii) any Investment in cash or Cash Equivalents; (iii) any Investment by Holdings or any Subsidiary of Holdings in a Person, if as a result of such Investment, such Person becomes a Subsidiary of Holdings, or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Subsidiary of Holdings; (iv) any non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with Section 4.6;
(v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings; (vi) Investments existing on the Initial Issuance Date; (vii) loans and advances to employees and officers of Holdings and its Subsidiaries to acquire Equity Interests in the Parent of Holdings, provided that the aggregate principal amount of such loans or advances
          --------
made on or after the Initial Issuance Date shall not exceed $5,500,000 unless consented to by Majority Holders; (viii) accounts receivable created or acquired in the ordinary course of business; (ix) Hedging Obligations entered into in the ordinary course of Holdings' and its Subsidiaries' businesses and otherwise in compliance with the terms hereof; (x) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (xi) guarantees by Holdings and its Subsidiaries of Indebtedness otherwise permitted to be incurred by Subsidiaries of Holdings hereunder; (xii) extensions of trade credit by Holdings or any of its Subsidiaries in the ordinary course of business; (xiii) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (xiii) since the Initial Issuance Date, not to exceed l0% of Total Assets; provided,
                                                                    --------
however, that prior to the Sell-Down Date, the aggregate amount of Investments
-------
(measured on the date each such Investment was made and without giving effect to subsequent changes in value) permitted under clauses (iii), (v) and (xiii) of this definition shall not exceed $5,000,000 during any fiscal year of Holdings unless otherwise consented to by Majority Holders; and (xiv) the contribution or other transfer of all or substantially all of American Seafood Company's operating assets to Company following the Post Closing ASC Merger.

          "Permitted Junior Securities" means Equity Interests in Holdings or debt securities that are unsecured and are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Section 7 hereof. Without limiting the generality of the foregoing, such securities shall have no required principal payments until after the final maturity of all Senior Debt.

          "Permitted Liens" means (i) Liens on the assets of Holdings and any Subsidiary securing Indebtedness and other Obligations under Senior Debt permitted to be incurred hereunder; (ii) Liens securing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted hereunder, so long as such refinancing Indebtedness was permitted to be incurred hereunder, provided that such Liens do not extend to or cover any property or assets of
--------
Holdings or any of its Subsidiaries not securing the Indebtedness so refinanced;
(iii) Liens in favor of Holdings or any Subsidiary of Holdings; (iv) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Holdings or any Subsidiary of Holdings; provided that such
                                                          --------
Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings or such Subsidiary; (v) Liens on property existing at the time of acquisition thereof by Holdings or any Subsidiary of Holdings, provided that such Liens were in existence prior to the
                        --------
contemplation of such acquisition; (vi) Liens incurred or deposits made to secure the performance of statutory obligations (including without limitation statutory Liens of landlords, statutory Liens and rights of set-off, revocation, refund or charge back under deposit arrangements or under the UCC of banks or other financial institutions where Holdings and its Subsidiaries maintain deposits), statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, surety or appeal bonds, performance bonds, workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, other Liens imposed by law or other obligations of a like nature, in each case incurred in the ordinary course of business; (vii) Liens to secure Indebtedness (including without limitation Capital Lease Obligations) permitted by clause (viii) of the first paragraph of
Section 4.5 covering only the assets acquired with such Indebtedness; (viii) Liens existing on the Initial Issuance Date; (ix) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 4.2; (x) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xii) any attachment or judgment Lien not constituting an Event of Default hereunder, and Liens for damages arising from a maritime tort; (xiii) easements, rights-of-way; restrictions, encroachments, and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the businesses of Holdings or any of its Subsidiaries; (xiv) any (a) interest or title of a lessor or sublessor under any lease permitted hereunder, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease; (xv) Liens arising from filing UCC financing statements relating solely to leases permitted hereunder; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (xviii) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Holdings and its Subsidiaries; (xix) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Holdings or such Subsidiary; (xx) Liens for crew wages (including without limitation wages of the master of a vessel) and general average or salvage; (xxi) fishermen's liens for sales of fish to Holdings or any of its Subsidiaries imposed by applicable laws, and Liens for necessaries provided to a vessel; (xxii) Liens for obligations that are covered (other than for insurance deductible or franchise clauses, or self-insured retainages) by insurance maintained with reputable insurers; (xxiii) Liens incurred with respect to obligations that do not exceed (x) $3,000,000 outstanding at any time prior to the Sell-Down Date, unless otherwise consented to by Majority Holders, or (y) $10,000,000 outstanding at any time on or after the Sell-Down Date;
(xxiv) Liens on the Equity Interests of any Subsidiary of Holdings securing Indebtedness and other Obligations under the Notes, the Holdings Guaranty or the Holdings Notes; (xxv) Liens arising by operation of law in the ordinary course of business in operating, maintaining or repairing a vessel; (xxvi) Liens described in Section 1.1P(i) of the Disclosure Schedule to the Transaction Agreement; and (xxvii) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the businesses of Holdings and its Subsidiaries.

          "Permitted Refinancing Indebtedness" means any Indebtedness of Holdings or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defense or refund other Indebtedness of Holdings or any of its Subsidiaries (other than intercompany Indebtedness); provided that (i) the principal amount (or accreted value, if
               --------
applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinate in right of payment to this Note, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, this Note on terms at least as favorable to Holders as those contained in the documentation governing the Indebtness being extended, refinanced, renewed, replaced, defeased or refunded;
(iv) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded ranks pari passu in right of payment with this Note, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and is subordinated or pari passu in right of payment to, this Note on terms at least as favorable to Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is incurred either by Holdings or by the Subsidiary of Holdings who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.

          "Pledge Agreement" means the Subordinate Pledge Agreement entered into by Holdings and Norway as of the Initial Issuance Date, as such pledge agreement may be amended, supplemented or otherwise modified from time to time.

          "Public Equity Offering" means any underwritten public offering of common stock of a corporation the proceeds of which are contributed to or received by Holdings.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Register" has the meaning assigned to that term in Section 8(o).

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

          "Responsible Officer" means, as applied to any corporation or limited liability company, a certificate executed on behalf of such corporation or limited liability company by its chairman of the board (if an officer), its president, one of its vice presidents, its chief financial officer, its treasurer or assistant treasurer or its secretary or assistant secretary.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Security Documents" means, collectively, (i) the Pledge Agreement and
(ii) upon and after payment in full of all Obligations with respect to the Senior Bank Credit Agreement and the termination of all commitments to lend thereunder, any agreement, documents and instruments entered into in accordance with Section 4.16A.

          "Sell-Down Date" means the earliest date on which all of the Notes with respect to which Norway or any of its Affiliates is a Holder represent less than a majority of the aggregate outstanding principal amount of the Notes.

          "Senior Bank Credit Agreement" means that credit agreement dated as of the Initial Issuance Date by and among certain of Holdings' Subsidiaries and certain financial institutions initially providing for up to $310,000,000 of revolving and term credit borrowings, together with any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, amended and restated, refinanced, renewed, refunded, replaced, restructured (including without limitation to increase the amount of available borrowing thereunder), supplemented or otherwise modified from time to time.

          "Senior Debt" means (i) all Indebtedness of Holdings or any Subsidiary of Holdings outstanding under the Senior Bank Credit Agreement and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by Holdings under the terms hereof, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to this Note and the Holdings Notes, and (iii) all Obligations with respect to the foregoing. Notwithstanding anything in this definition to the contrary, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by Holdings, (x) any Indebtedness of Holdings to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of any of the provisions of this Note.

          "Significant Subsidiary" means any Subsidiary of Holdings that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Debt" means (i) all Indebtedness of Holdings or any Subsidiary of Holdings outstanding under (a) the Notes and the Holdings Notes and (b) any related guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, amended and restated, refinanced, renewed, refunded, replaced, restructured, supplemented or otherwise modified from time to time, and (ii) all Obligations with respect to the foregoing.

          "Subordinated Debt Obligor" means any Person which is an obligor or otherwise liable with respect to any Subordinated Debt.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (b)the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Theoretical Tax" means with respect to an amount, the product of (a) the amount and (b) the maximum combined United States federal, New York State and New York City tax rate applicable to an individual resident or corporation (whichever is higher) on ordinary income and net short-term capital gains or on net long term capital gains, as applicable, after having given effect to the deductibility for federal income tax purposes of state and local income taxes.

          "Total Assets" means the total consolidated assets of Holdings and its Subsidiaries, as set forth on Holdings' most recent consolidated balance sheet prepared in accordance with GAAP.

          "Transactions" means, collectively, the transactions contemplated to occur on the Initial Issuance Date under the Transaction Agreement.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as in effect on the date of the indenture referred to in Section 8(s).

          "Weighted Average Life to maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including without limitation payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 7. SUBORDINATION

     7.1  Agreement To Subordinate.
          -------------------------

          Maker and Payee agree that the Subordinated Debt is subordinated in right of payment, to the extent and in the manner provided in this Section 7, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

     7.2  Liquidation; Dissolution; Bankruptcy.
          -------------------------------------

          A distribution may consist of cash, securities or other property, by set-off or otherwise. Upon any distribution to creditors of any Person which is both a Subordinate Debt Obligor and an obligor with respect to Senior Debt in a liquidation or dissolution of such Person or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Person or its property, in an assignment for the benefit of creditors or any marshalling of such Person's assets and liabilities (any of such events being a "Bankruptcy Event"):

          (i) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including without limitation interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders shall be entitled to receive any payment with respect to the Subordinated Debt (except that such Holders may receive Permitted Junior Securities); and

          (ii) until all Obligations with respect to Senior Debt (as provided in subsection (i) above) are paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Section 7 shall be made to holders of Senior Debt (except that such Holders may receive Permitted Junior Securities), as their interests may appear.

     7.3  Default on Designated Senior Debt.
          ----------------------------------

          If the obligors with respect to the Senior Debt shall fail to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any amount or obligation with respect to Designated Senior Debt (a "Payment Default") which Payment Default shall not have been cured or waived, or any other event of default under any agreement, indenture or other document governing Designated Senior Debt shall occur and be continuing which shall not have been cured or waived (a "Covenant Default"), and Maker receives notice of such Covenant Default from the Representative or from the requisite holders of the Designated Senior Debt (a "Payment Blockage Notice"), then no payment of or on account of the Subordinated Debt shall be made by Maker (x) in the case of a Payment Default, unless and until the Designated Senior Debt shall have been paid in full in cash or until such Payment Default shall have been cured or waived, or (y) in the case of any Covenant Default, from the date on which Maker receives such Payment Blockage Notice until the earlier of (1) 179 days after such date and (2) the date, if any, on which the Designated Senior Debt is paid in full in cash or Cash Equivalents or such Covenant Default is waived by the requisite holders of such Designated Debt or otherwise cured (a "Payment Blockage Period"); provided that (x) during any 360-day period, the aggregate
                   --------
number of days during which Payment Blockage Periods may be in effect as a result of one or more Covenant Defaults shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each such 360-day period during which payments in respect of the Subordinated Debt are not prohibited by virtue of Covenant Defaults, (y) no Payment Blockage Period may be imposed as a result of a Covenant Default that served as the basis for, or was (to the knowledge of the holders of the Designated Senior Debt or their

Representative) continuing during, any previous Payment Blockage Period unless such Covenant Default giving rise to, or continuing during, such Payment Blockage Period was cured or waived in accordance with the applicable provisions of the agreements, indentures or other document governing such Designated Senior Debt for at least 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period (it being acknowledged and agreed that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either cash, would give rise to a Covenant Default pursuant to any provision under which a Covenant Default previously existed or was continuing shall constitute a new Covenant Default for this purpose).

          If, notwithstanding the foregoing, Maker shall make any payment on or distributions in respect of the Subordinated Debt prohibited by the foregoing provisions of this Section 7.3, then and in such event such payment or distribution shall be paid over and delivered forthwith to the holders of the Designated Senior Debt or their Representative on account of repayment of the Designated Senior Debt in accordance with the provisions of this Section 7. The provisions of this Section 7.3 shall not apply to any payment with respect to which Section 7.2 would be applicable.

     7.4  Standstill; Notice of Acceleration.
          -----------------------------------

          So long as any Senior Debt is outstanding (including any loans, any letters of credit, any commitments to lend or any lender guarantees), each Holder shall not (i) commence or join with any other creditor (other than the holders of a majority in principal amount of the Designated Senior Debt) in commencing any proceeding in connection with or premised on the occurrence of a Bankruptcy Event, (ii) commence, prosecute, or participate in any other action, whether private, judicial, equitable, administrative, or otherwise against any assets of any Subordinated Debt Obligor to enforce any rights under or in respect of the Subordinated Debt, (iii) seek to attach, sequester or otherwise proceed against any assets or property of any Subordinated Debt Obligor, or (iv) seek to otherwise accelerate or collect payment on, or to cause the redemption, retirement, purchase or acquisition by any Subordinated Debt Obligor of, the Subordinated Debt, or seek to pursue or otherwise exercise any remedies to enforce or collect payment of the Subordinated Debt, prior to the earlier of:

          (a) the payment in full in cash or Cash Equivalents of all principal and other Obligations with respect to Senior Debt;

          (b) the initiation of a proceeding (other than a proceeding prohibited by clause (iii) of this paragraph) in connection with or premised upon the occurrence of a Bankruptcy Event;

          (c) the expiration of 180 days immediately following the receipt by holders of Senior Debt or their Representatives of notice of the occurrence of such Event of Default from any Holder; and

          (d) the acceleration of the maturity of all Senior Debt;

provided, however, that if, with respect to clauses (b) and (d) above, such
--------  -------
proceeding or acceleration, respectively, is rescinded, or with respect to clause (c) above, during such 180-day period such Event of Default has been cured or waived, the prohibition against taking the actions described in this
Section 7.4 shall automatically be reinstated as of the date of the rescission cure or waiver, as applicable. In all events, unless an event described in clause (a), (b) or (d) above has occurred and not been rescinded, Holders shall give five (5) days prior written notice to the Representatives of the holders of the Senior Debt before taking any action described in this Section 7.4, which notice shall describe with specificity the action that such Holders in good faith intend to take. If Holders, in violation of the provisions herein set forth, shall commence, prosecute or participate in any suit, action, case or proceeding against any Subordinated Debt Obligor, such obligor may interpose as a defense or plea the applicable provisions of this Note, and the holders of the relevant Senior Debt, or their Representatives, may intervene and interpose such defense or plea in its or their own name or in the name of such obligor, and shall, in any event, have standing to restrain the enforcement of the Subordinated Debt in its or their own name or in the name of Maker in the same suit, action, case or proceeding or in any independent suit, action, case or proceeding. If payment of this Note is accelerated because of an Event of Default, Maker shall promptly notify holders of Senior Debt of the acceleration. If the Subordinated Debt is declared due and payable prior to the Maturity Date, no direct or indirect payment that is due solely by reason of such declaration shall be made, nor shall application be made of any distribution of assets of any Subordinated Debt Obligor (whether by set off or in any other manner) to the payment, purchase or other acquisition or retirement of the Subordinated Debt, unless, in either case, all amounts due or to become due on or in respect of the Senior Debt (including with respect to any outstanding letters of credit) shall have been previously paid in full in cash or Cash Equivalents.

     7.5  Turnover; Miscellaneous Subordination Provisions.
          -------------------------------------------------

          (i) If a distribution is made to Payee or any other holder of any Subordinated Debt at a time when Payee or such holder, as the case may be, has knowledge that because of this Section 7 such distribution should not have been made to it, Payee or such holder shall segregate such distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the holders of the Designated Senior Debt as their interests may appear, or their Representative (if any), as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, all Obligations with respect to Designated Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash or Cash Equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Designated Senior Debt.

          (ii) A distribution may consist of cash, securities or other property, by set-off or otherwise, and a payment or distribution on account of any Subordinated Debt shall include any redemption, purchase or other acquisition of such Subordinated Debt.

          (iii) The agreements contained in this Section 7 shall continued to be effective or reinstated, as the case may be, if at any time any payment of any of the Designated Senior Debt is rescinded or must otherwise be returned by any holder of Designated Senior Debt upon any Bankruptcy Event of any obligor with respect to the Senior Debt, all as though such payment had not been made.

          (iv) All rights and interests under the Notes of the holders of the Designated Senior Debt, and all agreements and obligations of the holders of the Notes and Maker under this Section 7 shall remain in full force and effect irrespective of (a) any lack of validity or enforceability of the Designated Senior Debt, any promissory notes evidencing the indebtedness thereunder, or any other agreement or instrument relating thereto, including, without limitation, any agreement referred to in the definition of Senior Bank Credit Agreement, or
(b) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Maker or any other Subordinated Debt Obligor or any holders of the Notes.

          (v) The provisions set forth in this Section 7 constitute a continuing agreement and shall (a) be and remain in full force and effect until payment in full in cash or Cash Equivalents of all Designated Senior Debt at such time when no lender thereunder shall have any obligation to make advances under the Senior Bank Credit Agreement, (b) be binding upon the holders of the Notes and Maker and their respective successors and assigns and (c) inure to the benefit of, and be enforceable directly by, each of the holders of the Designated Senior Debt or their Representative and their respective successors, transferees and assigns.

     7.6  Subrogation.
          ------------

          After all Senior Debt is paid in full in cash or Cash Equivalents and all commitments to lend thereunder have been terminated and until the Subordinated Debt is paid in full, Payee shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes and the Holdings Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to Payee have been applied to the payment of Senior Debt. A distribution made under this Section 7 to holders of Senior Debt that otherwise would have been made to Payee is not, as between Maker and Payee, a payment by Maker on this Note.

     7.7  Relative Rights.
          ----------------

          This Section 7 defines the relative rights of Payee and Holders, on one hand, and holders of Senior Debt, on the other hand. Nothing in this Note shall:

          (i) impair, as between Maker and Holders, the obligation of Maker, which is absolute and unconditional, to pay principal of and interest on this Note in accordance with its terms;

          (ii) affect the relative rights of Holders and creditors of Maker other than their rights in relation to holders of Senior Debt; or

          (iii) prevent any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to such Holders.

          If Maker fails to pay principal of or interest or premium on this Note on the due date or within the applicable grace period, whether or not as a result of the payment blockage provisions or other provisions of this Section 7, the failure shall nevertheless be a Default or Event of Default.

     7.8  Subordination May Not Be Impaired by Maker.
          -------------------------------------------

          No right of any holder of Senior Debt to enforce the subordination of the Subordinated Debt shall be impaired by any act or failure to act by Maker or any Holder or by the failure of Maker or any Holder to comply with the terms of this Note.

     7.9  Distribution or Notice to Representative.
          -----------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of any Subordinated Debt Obligor referred to in this Section 7, Payee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to Payee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

     7.10 Authorization To File Proof of Claim.
          -------------------------------------

          If Payee does not file a proper proof of claim or proof of debt in the form required in any judicial proceedings relative to any Subordinated Debt Obligor, its creditors or its property at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of Payee.

     7.11 Amendments.
          -----------

          The provisions of this Section 7 shall not be amended or modified without the written consent of the majority of the lenders under the Senior Bank Credit Agreement.

     7.12 Changes In Senior Debt.
          -----------------------

          Any holder of Senior Debt may at any time and from time to time without the consent of or notice to Payee or any other Holder. (i) extend, renew, modify, waive or amend the terms of the Senior Debt; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any guarantor or any other person liable in any manner for the Senior Debt or amend or waive the terms of any guaranty of Senior Debt; (iv) exercise or refrain from exercising any rights against Maker or any other Person; (v) apply any sums by whomever paid or however realized to Senior Debt; and (vi) take any other action which otherwise might be deemed to impair the rights of the holders of Senior Debt without incurring any responsibility to Holders and without impairing or releasing the obligations of any Holder to the holders of Senior Debt.

     7.13 Subordination of Holdings Guaranty.
          -----------------------------------

          The Obligations of Holdings under the Holdings Guaranty shall be junior and subordinated to the Senior Debt of Holdings on the same basis as the Notes are junior and subordinated to the Senior Debt of Maker. For the purposes of the foregoing sentence the Holders shall have the right to receive and/or retain payments by Holdings in respect of the Holdings Guaranty only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the terms of the Notes, including this Section 7.

SECTION 8. MISCELLANEOUS.

          (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          (b) Maker agrees that it will promptly after demand pay all actual, documented and reasonable out-of-pocket expenses of Payee incurred in connection with the preparation, execution, delivery, enforcement and administration of this Note, the documents and instruments referred to herein, any amendments, waivers or consents relating hereto or thereto and all other actual, documented and reasonable out-of-pocket expenses incurred by Payee in connection with any Default or Event of Default, including costs of collection. In addition, Maker agrees to pay, and to save Payee harmless from all liability for, any stamp or other documentary taxes which may be payable in connection with Maker's execution or delivery of this Note.

          (c) No failure or delay on the part of Payee to exercise any right, power or privilege under this Note and no course of dealing between Maker and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.

          (d) No past, present or future director, officer, employee, or equity holder of Maker, as such, shall have any liability for any obligations of Maker under the Notes or for any claim based on, or in respect of, or by reason of, such obligations or their creation. Payee waives and releases all such liability, and such waiver and release are part of the consideration for the issuance of the Notes.

          (e) Maker hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          (f) If any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction shall not in any way be affected or impaired thereby.

          (g) After all unpaid principal and interest owed on this Note has been paid in full, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

          (h) Subject to the provisions of Section 7.11, the Notes, the Holdings Guaranty and the Security Documents may be amended, waived, supplemented or otherwise modified only by agreement in writing of Maker and Majority Holders (including without limitation any amendment, waiver, supplement or other modification by consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes); provided that without the consent of
                                         --------
each such Holder affected, any amendment, waiver, supplement or other modification may not (i) reduce the principal amount of any Note; (ii) reduce the principal of or change the fixed maturity date of any Note or alter the provisions with respect to the prepayment or redemption of the Notes (other than provisions relating to Sections 4.6 and 4.11 hereof); (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note (except a rescission of acceleration of such Note by Majority Holders and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than U.S. Dollars; (vi) make any change in the last paragraph of Section 5; (vii) waive a redemption or repurchase payment with respect to any Note (other than provisions relating to Sections 4.6 and 4.11 hereof); (viii) except as provided under the Security Documents, release all or substantially all collateral granted thereunder; or make any change in the Holdings Guaranty or such Security Documents that would materially adversely affect Holders; or (ix) make any change in the foregoing amendment and waiver provisions of this Section 8(h). Notwithstanding the foregoing, any amendment or waiver to Section 4.6 or 4.11 will require the consent of the Holders holding at least two-thirds in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of such Holders. Any amendment, waiver, supplement or modification in accordance with the terms of this Section 8(h) shall be binding upon all Holders.

          (i) The descriptive headings of the Sections of this Note are for convenience only and do not constitute a part of this Note.

          (j) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF MAKER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          (k) Maker and Payee each hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or any state court sitting in the County of New York (and of the appropriate appellate courts) with respect to any action seeking to enforce any provision of, or based on any matter arising out of or in connection with this Note, any related document or obligation or any of the transactions contemplated hereby, and each of the Maker and Payee hereby waives any defense of forum non conveniens and any objection to venue laid therein and agrees to be bound by any judgment rendered thereby arising under, out of, in respect of or in connection with this Note or any related document or obligation. Maker and Payee each further irrevocably accepts for itself and its properties, generally and unconditionally, service of process pursuant to the laws of the State of New York and the rules of its courts, and designates and appoints the individuals identified in or pursuant to Section 8(a) hereof to receive notices on its behalf, and Norway additionally designates and appoints CT Corporation System, located at 1633 Broadway, New York, NY 10019, in each case as its agent to receive on its behalf service of all process in any such action before any body, such service being hereby acknowledged to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the designated agent of each party at its address provided in or pursuant to Section 8(a) hereof (and in the case of Norway, to CT Corporation System at its address provided in the immediately preceding section); provided
                                                                      --------
that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of the service of such process. If any agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section 8(a) hereof (and in the case of Norway, to CT Corporation System at 1633 Broadway, New York, NY 10019). Maker and Payee each hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring any action or proceeding against the other party in any other jurisdiction, except to the extent expressly otherwise provided in this Section 8(k).

          (l) MAKER AND PAYEE EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

          (m) This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors, transferees and permitted assigns; provided that Maker may not assign or otherwise sell, transfer, grant a participation in or otherwise dispose of any of its rights, interests or obligations hereunder without the prior written consent of Payee.

          (n) This Note may be sold, assigned, pledged or otherwise transferred (each, for purposes of this Section 8(n), a "transfer"), in whole or in part in minimum amounts (when aggregated with the amount of any concurrent ratable assignment of Holdings Notes to the relevant transferee) of $15,000,000 (provided that assignments otherwise permitted hereunder to Affiliates of Norway
 --------
may be in any principal amount for which Notes may be issued), at any time or from time to time to any one or more Persons with the consent of Maker (which consent shall not be unreasonably withheld); provided, that (without limiting
                                             --------
the generality of the foregoing) no portion of this Note may be transferred (i) to any Person in violation of the provisions of federal or applicable state securities law or other applicable law or if such transfer would result in such a violation of law, (ii) to any Person which is a member of a fishing cooperative of which Maker or any of its Subsidiaries is a member, (iii) to any business competitor of Maker or any of its Subsidiaries. In the case of any transfer by any Holder of a Note or any exchange of a Note for a new Note, the transferor Holder of a Note and the transferee or exchanging Holders of a Note, as the case may be, shall deliver to Market at its corporate office, the Note to be transferred or exchanged, together with a written notice of transfer or exchange signed by authorized representatives of the transferor and the transferee and stating the Note to be transferred or exchanged, a notation as to the amount, if any, of principal which has been paid and the date to which interest has been paid on the Note, and, in the case of a transfer, (a) the names of the transferor and the transferee, (b) the date after which the transfer of the Note shall be effective, (c) the transferee's address for purposes of notices and payment instructions, and (d) such other information as may be required by law, or (iv) unless, simultaneously with such transfer, the relevant transferor transfers to such transferee a ratable portion of the outstanding Holdings Notes. The transferee shall also deliver to Maker a written statement to the effect that it is not acquiring the Note to be transferred to it with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended; provided that the dispositions of its property shall at all times be and remain within its control. Promptly upon receipt of the Note, such instrument of transfer and the aforementioned written statement, Maker shall issue and deliver to the transferee or such Holder, as the case may be, a new Note in the same original face amount and dated the same date or dates as the Note (or portion thereof) surrendered, and in such denomination or denominations and registered in the name of the transferee or such registered holder of a Note, as the case may be. Maker shall make a notation on the Note showing the amount of principal and the date to which interest has been paid, reflect the transfer or exchange of Note in the Register (as defined below), distribute the new Note to the registered holder thereof, and cancel the original Note. No transfer of a Note shall be effective as against Maker nor shall Maker be obligated to treat any transferee as a Holder of a Note hereunder, and Maker will not be obligated to enter any Person as a Holder of a
Note in the Register unless the provisions of this Section 8(n) shall have been complied with, and any transfer in violation of the provisions of this Section 8(n) shall be void. Notwithstanding anything herein or in the Notes or the Holdings Notes to the contrary, any transfer of Notes to a transferee in accordance with this Section 8(n) shall effect a pro rata assignment (based on the respective aggregate principal amounts thereof then outstanding) of the Notes of the transferor, on the one hand, and the Holdings Notes of the transferor, on the other hand, to such transferee.

          (o) Notes are issuable as registered notes in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. Maker shall maintain a register (the "Register") for the registration of the Notes (including all transfers, exchanges, and cancellations), the names and addresses of registered Holders, and for recordation of the outstanding principal amount of the Notes and the amount of accrued and unpaid interest thereon and shall record each increase in the principal amount of this Note and each prepayment and payment in respect of the Notes. The Register shall be available for inspection by any Holder at any reasonable time and from time to time upon reasonable prior notice. Maker shall be entitled to deem and treat the Person in whose name a Note is recorded in the Register as the absolute owner of such Note for the purpose of its payment of principal, interest, and all other amounts due with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and Maker shall not be affected by notice to the contrary.

          (p) If any Note shall become mutilated, destroyed, lost, or stolen, upon the written request of the registered Holder of such Note, Maker shall issue and deliver such Holder, in replacement thereof, a new Note, in the same face amount and dated the same date as the Note so mutilated, destroyed, lost, or stolen. If the Note being replaced has become mutilated, such Note shall be surrendered to Maker for cancellation. If the Note being replaced has been destroyed, lost, or stolen, the registered Holder of such Note shall furnish to Maker such security or indemnity as may be required by it to hold the Issuer harmless for the issuance of a new Note. The registered Holder shall also advise as to the principal which has been paid and the date to which interest has been paid on the Note. In each such case, Maker shall make a notation on each new Note of the amount of all payments of principal previously made on the mutilated, destroyed, lost or stolen Note with respect to which such new Note is issued and the date to which interest on such old Note has been paid. Maker shall then distribute the new Note to the registered Holder thereof and, in the case of a mutilated Note, cancel the original, mutilated Note.

          (q) Payee, by accepting this Note, agrees to keep all financial information and documents marked "confidential" delivered by or on behalf of Maker (such items, collectively, being "Confidential Information") confidential from any Person other than Persons employed or retained by Payee who are expected to become engaged in evaluating, approving, structuring or administering the Notes or the transactions contemplated thereby; provided, however, that nothing herein shall prevent Payee or any such Person so employed or retained from disclosing such Confidential Information (a) to any other Holder, (b) to its officers, directors, employees, agents and professional consultants who have a need to review such Confidential Information in accordance with customary lending practices, (c) upon the order of any court or administrative agency, (d) upon request or demand of any regulatory agency or authority having jurisdiction over such Person, (e) which has been publicly disclosed by a Person other than the Person subject hereto, (f) to the extent reasonably required in connection with any litigation to which Maker or Payee or its Affiliates may be a party, (g) to the extent reasonably required in connection with the exercise of any right or remedy hereunder, (h) to any such Person's attorneys, accountants and independent auditors, (i) to any actual or proposed assignee or transferee of any of the Notes (subject to the non-disclosure standard set forth herein), or (j) to any Person to which disclosure may be necessary or appropriate in compliance with any law, rule, regulation or order applicable to such Person.

          (r) Any Note surrendered to Maker for the purpose of payment, prepayment, transfer, or exchange shall be cancelled by it, and no Note shall be issued in lieu thereof except as expressly required under the Notes.

          (s) At any time (but not more than once) from the date of consummation of a Public Equity Offering until the Maturity Date, upon written request of Majority Holders, Maker shall (i) negotiate in good faith with such Holders and the Holdings Noteholders for the purpose of entering into (A) an indenture (a "Replacement Indenture") that complies with the Trust Indenture Act providing for the issuance of notes to replace the Notes and the Holdings Notes (the "Replacement Notes"), which Replacement Indenture and Replacement Notes shall be on such terms and conditions as such Holders and Maker determine and mutually agree upon to be appropriate, in light of prevailing circumstances and market conditions and the financial condition and prospects of Maker and its Subsidiaries, for a high-yield senior subordinated note issuance (provided that
                                                                  --------
in any event (x) there shall be only one issuer of the Replacement Notes, which issuer shall be of a credit quality at least equivalent to the credit quality of Holding at that time and (y) neither the interest rate applicable to the Replacement Notes nor the maturity of the Replacement Notes shall vary from the Notes and the Holdings Notes to be so replaced) and (B) if the terms and conditions of the Replacement Indenture and Replacement Notes have been mutually agreed upon, such other agreements, instruments and other documents governing the rights and obligations of such Holders and Maker with respect to the registration and issuance of the Replacement Indenture and Replacement Notes as are customary and appropriate for a highyield senior subordinated note issuance (it being understood that agreements containing substantially the terms contained in Sections 4, 6 and 7 of Schedule III to the Securityholders Agreement (as such term is defined in the Transaction Agreement), together with the applicable definitions contained in such Schedule (except to the extent that the securities offered will be the Notes and the holders of those securities will be the Holders), shall be mutually satisfactory with respect to the subject matter covered by such Sections except to the extent such terms are inappropriate, inapplicable or not customary to a high-yield senior subordinated note issuance); and (ii) if the terms and conditions of the Replacement Indenture, Replacement Notes and agreements, instruments and documents described in clause (i)(B) have been mutually agreed upon, cause (to the extent permitted by applicable law) an appropriate registration statement with respect to the Replacement Indenture and Replacement Notes to be filed with the SEC as soon as practicable thereafter, and use its best efforts to cause such registration statement to become effective at the earliest practicable time (subject to the provisions of any agreements entered into in accordance with clause (i)(B) above). Each Holder, by acceptance of a Note, agrees to cooperate with Maker and its advisors in the filing of such registration statement and in such efforts to cause such registration statement to become effective, including without limitation by providing such information with respect to such Holder as Maker and its advisors may reasonably request. Anything contained herein to the contrary notwithstanding, Maker and its Subsidiaries shall not be liable to any Holder for failure to enter into a Replacement Indenture except to the extent Maker breaches its obligations to negotiate the terms of the Replacement Indenture in good faith with Holders in accordance with the provisions of clause
(i) of the first sentence of this Section 8(s).

          (t) Maker hereby covenants and agrees that after a default in the payment of principal or other Obligations with respect to the Senior Bank Credit Agreement occurs and is continuing beyond any applicable grace period without any forbearance by the holders of such Obligations, Maker shall, at the request of Norway, refrain from exercising any right to object to the repayment in full of the Senior Bank Credit Agreement, so long as such repayment and the transactions in connection therewith do not violate applicable law.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its officer thereunto duly authorized as of the day and year and at the place first above written.

                                         AMERICAN SEAFOODS COMPANY


                                         By: /s/ Michael J. Hyde
                                            ------------------------------------
                                             Name:  Michael J. Hyde
                                             Title: President & CEO

                                         Notice Address:

                                             American Seafoods Company
                                             c/o Centre Partners Management LLC
                                             30 Rockefeller Plaza
                                             50th Floor
                                             New York, New York 10020
                                             Attention: Scott Perekslis
                                             Facsimile: (212) 332-5801

                                         With a copy to:

                                             O'Melveny & Myers LLP
                                             153 East 53rd Street
                                             New York, New York 10022
                                             Attention: Jeffrey J. Rosen
                                             Facsimile: (212) 326-2061

Agreed to and acknowledged:

NORWAY SEAFOODS ASA


By: /s/ Dag F. Wittusen
    -------------------------------------
    Name:  Dag F. Wittusen
    Title: Authorized Signatory

Notice Address:

    Norway Seafoods ASA
    c/o Aker RGI ASA
    Fjordallen 16
    P.O. Box 1423 Vika
    0115 Oslo
    Norway
    Attention: Dag F. Wittusen
    Facsimile: 011-47-22-947176

With a copy to:

    Davis Polk & Wardwell
    450 Lexington Avenue
    New York, New York 10017
    Attn: Nancy L. Sanborn
    Telecopy: (212) 450-4800

and to:

    Mundt MacGregor L.L.P.
    999 Third Avenue
    Suite 4200
    Seattle, Washington 98104-4082
    Attn: Matthew L. Fick
    Telecopy: (206) 624-5469

                                       S-2